Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Wisconsin Energy Corporation’s Registration Statement No. 333-199561 on Form S-3, Registration Statement No. 333-198096 on Form S-4 and Registration Statement Nos. 333-161151 and 333-177572 on Form S-8 of our report dated February 2, 2015, relating to the financial statements of American Transmission Company LLC, appearing in the Current Report on Form 8-K of Wisconsin Energy Corporation dated May 22, 2015.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

May 22, 2015